SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


Filed by the Registrant | X |
Filed by a Party other than the Registrant  |_|
Check the appropriate box:
|_|    Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|    Definitive Proxy Statement
|X|    Definitive Additional Materials
|_|    Soliciting Material Under Rule 14a-12


                              VISX, INCORPORATED
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: common stock, $.01 par value per share

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     (2)   Aggregate number of securities to which transaction applies:

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     (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)   Proposed maximum aggregate value of transaction:

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|_|  Fee paid previously with preliminary materials.

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|_|  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (1)   Amount Previously Paid:

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     (2)   Form, Schedule or Registration Statement No.:

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     (4)   Date Filed:

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



VISX, Incorporated is expected to make the following comments related to its proxy contest during its April 23, 2003 earnings conference call:


As you may know, on April 10, 2003 Carl Icahn filed preliminary proxy materials nominating Keith Meister, a 30 year-old Icahn employee, to our Board of Directors. Those of you who have held VISX for the past couple of years are well aware that Mr. Icahn has gone down this road before. In 2001, the Icahn group ultimately did not proceed to nominate directors at our Annual Meeting despite providing notice to the Company and soliciting proxies for a board slate of five director nominees.

VISX believes that Mr. Icahn's nominee lacks the relevant experience to help the Company capitalize on market opportunities. And, specifically, as an Icahn employee, we believe he would lack the objectivity required to ensure that he would act in the best interest of all VISX stockholders. In contrast, our Board of Directors is comprised of seasoned leaders who collectively have decades of experience in the medical and ophthalmic industry and significant M&A experience. Six out of seven of us (excluding myself) are independent, all of us have prior experience serving on public company boards, and we all hold or have held senior level executive positions in a NYSE or NASDAQ listed company.

For further information about our board, you can refer to our definitive proxy statement filed with the SEC on April 17, 2003. It's also available on our company website.